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                                                                    EXHIBIT 1.2

[Canadian Flag] Industry Canada          Industrie Canada


CERTIFICATE                              CERTIFICAT
OF AMALGAMATION                          DE FUSION

CANADA BUSINESS                          LOI CANADIENNE SUR
CORPORATIONS ACT                         LES SOCIETES PAR ACTIONS

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CAE INC.                                                387674-8
----------------------------------       -------------------------------------
Name of corporation - Denomination         Corporation number - Numero de la
          de la societe                                  societe


I hereby certify that the above-named    Je certifie que la societe
corporation resulted from an             susmentionnee est issue d'une fusion,
amalgamation, under section 185 of the   en vertu de l'article 185 de la LOI
CANADA BUSINESS CORPORATIONS ACT, of     CANADIENNE SUR LES SOCIETES PAR
the corporations set out in the          ACTIONS, des societes dont les
attached articles of amalgamation.       denominations apparaissent dans les
                                         statuts de fusion ci-joints.



By: /s/ Director of Industry Canada         APRIL 1, 2001 / LE 1 AVRIL 2001

                                          Date of Amalgamation - Date de fusion

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                        CANADA BUSINESS CORPORATIONS ACT

                                     FORM 9
                            ARTICLES OF AMALGAMATION
                                  (SECTION 185)

1.   Name of amalgamated corporation:

     CAE Inc.

2.   The place in Canada where the registered office is to be situated:

     City of Toronto.

3. The classes and any maximum number of shares that the Corporation is authorized to issue:

     An unlimited number of common shares ("Common Shares") and an unlimited number of preferred shares, issuable in series ("Preferred Shares").

     3.1 The Preferred Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

     3.1.1  DIRECTORS TO ISSUE IN ONE OR MORE SERIES:

            The Preferred Shares may at any time or from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the board of directors of the Corporation and confirmed and declared by certificate and articles of amendment.

     3.1.2  DIRECTORS TO FIX TERMS OF EACH SERIES:

            The directors of the Corporation shall have the right, by resolution, but subject to the provisions of the laws governing the Corporation, as now existing or hereafter amended (such laws being herein referred to as the "Act") and subject to the provisions herein contained and to any conditions in that regard attaching to any outstanding series of Preferred Shares, from time to time before issue, to fix the number of shares in, the designation of, and to determine the respective rights, privileges, restrictions and conditions attaching to each series of Preferred Shares, including, but without in any way limiting or restricting the generality of the foregoing:

     (a) provisions, if any, with respect to the rights of the holders of the shares of the series to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting;

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     (b)    the rate or amount of preferential dividends and whether or not they are cumulative or non-cumulative, the currency or currencies of payment, the date or dates from or on which such preferential dividends shall accrue or be payable;

     (c) the rights of the Corporation, if any, to purchase or redeem the Preferred Shares of the series and the consideration therefor, premium (if any) and the terms and conditions of any such purchase or redemption;

     (d)    the conversion rights, if any;

     (e) the terms and conditions, if any, under which a series of the Preferred Shares shall or may be purchased by the Corporation; and

     (f) the restrictions, if any, respecting payment or dividends on Common Shares or on any other shares ranking junior to the Preferred Shares;

     the whole to be subject to the issue of a certificate and articles of amendment setting forth the designation of and the rights, privileges, restrictions and conditions attaching to such series of Preferred Shares.

     3.1.3  PRIORITY OF DIVIDENDS:

            The Preferred Shares of each series shall, with respect to the payment of dividends, be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the Preferred Shares.

     3.1.4  PRIORITY OF DISTRIBUTION:

            In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the Common Shares or any other shares of the Corporation ranking junior to the Preferred Shares, be entitled to receive to the extent provided for with respect to each series:

     (a)    an amount equal to the price at which such shares were issued;

     (b) such premium, if any, as has been provided for with respect to such series;

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     (c)    in the case of any series of Preferred Shares entitled to
            cumulative dividends, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution); and

     (d) in the case of any series of Preferred Shares entitled to non-cumulative dividends, all declared but unpaid dividends.

     After payment to the holders of Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

     3.1.5  PARITY OF SERIES:

            The Preferred Shares of all series shall participate rateably in respect of the payment of accumulated dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary; provided, however, that if such assets are not sufficient to pay in full the amount due on all the Preferred Shares, then such assets shall be distributed rateably as follows:

     (a) firstly to the payment of an amount equal to the price at which the Preferred Shares of each series were issued and the premium if any payable thereon; and

     (b) secondly if assets remain after the payment of all amounts to be paid pursuant to paragraph 3.1.5(a) above, to the payment of accrued and unpaid cumulative dividends and declared but unpaid non-cumulative dividends owing on the Preferred Shares.

     3.1.6  LIMITATION ON VOTING RIGHTS:

            Except as otherwise provided in the provisions attached to any Preferred Shares as a series, the holders of Preferred Shares shall not be entitled to receive any notice of or attend at any meeting of shareholders of the Corporation and shall not be entitled to vote at any such meeting. Holders of Preferred Shares shall not be entitled to vote separately as a class, nor shall the holders of any series of Preferred Share be entitled to vote separately as a series, in the case of an amendment to the articles of the Corporation referred to in paragraphs
     (a), (b) or (e) of subsection (1) of Section 176 of the Act as now existing.

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     3.1.7  APPROVAL:

            Any approval to be given by the holders of Preferred Shares separately as a class or by the holders of a series thereof separately as a class, as the case may be, shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of at least two-thirds (2/3) of the outstanding Preferred Shares or the outstanding shares of such series, as the case may be, or by a resolution passed at a meeting of holders of Preferred Shares or such series, as the case may be, duly called and held, by the affirmative vote of not less than two-thirds (2/3) of the votes cast at such meeting. The formalities to be observed with respect to the giving of notice of any meeting of the holders of the Preferred Shares or any series thereof, the conduct of such meeting and the quorum therefor shall be those prescribed in the by-laws of the Corporation with respect to the Preferred Shares or, in the absence thereof, the formalities prescribed in the by-laws of the Corporation for meetings of the holders of voting shares shall apply mutatis mutandis.

     3.2 The Common Shares shall entitle the holders thereof to one vote per Common Share at all meetings of shareholders, except meetings at which only holders of another specified class or series of shares are entitled to vote, and shall, subject to the rights, privileges, restrictions and conditions attaching to the Preferred Shares, whether as a class or series, and to any other class or series of shares of the Corporation which ranks prior to the Common Shares, entitle the holders thereof to receive any dividend declared by the Corporation and the remaining property of the Corporation upon dissolution.

4.   Restrictions if any on share transfers:

     None.

5.   Number (or minimum and maximum number) of directors:

     A minimum of three (3) and a maximum of twenty-one (21).

6.   Restrictions if any on business the Corporation may carry on:

     None.

7.   Other provisions, if any:

     (a) The directors of the Corporation may, without authorization of the shareholders:

            (i)    borrow money upon the credit of the Corporation;

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                                     - 5 -

            (ii) issue, re-issue, sell or pledge any bonds, debentures, debenture stock or other debt obligations of the Corporation; and

            (iii) mortgage, hypothecate, pledge or otherwise create a security interest in all or any real or personal, movable or immovable property of the Corporation, owned or subsequently acquired, present or future, to secure any debt of the Corporation.

            The directors may, by resolution or by-law, provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the resolution or by-law, as the case may be.

     (b) Subject to the provisions of the Act, the Corporation may purchase or otherwise acquire any shares issued by it.

     (c) In addition to any other right of the directors under the Act, the directors may, pursuant to section 106(8) of the Act, appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

8. The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:

                                   / /  183
                                   /X/  184(1)
                                   / /  184(2)

9.   Name the amalgamating corporations:

     CAE Inc.
     Corporation No.: 0104001

                                            /s/ Paul G. Renaud
                                  --------------------------------------------
     Date: March 27, 2001         Title: Executive V.P. C.F.O. & Secretary


     CAE Electronics Ltd./CAE Electronique Ltee
     Corporation No.: 364502-9

                                            /s/ Paul G. Renaud
                                  --------------------------------------------
     Date: March 27, 2001         Title: Executive V.P. C.F.O. & Secretary


387674-8                                  MAR 28 2001